Form N-CSR Item 13(a)(4) Exhibit

THE CALVERT FUND

Change in Independent Registered Public Accounting Firm

On July 30, 2021, KPMG LLP (“KPMG”) informed the Audit Committee and Board of Trustees (the “Board”) of The Calvert Fund (the “Registrant”) that it was resigning as the independent registered public accounting firm to the Registrant, as upon Morgan Stanley’s acquisition of Eaton Vance Corp., the parent company of Calvert Research and Management (the investment adviser to each series of the Registrant), KPMG would no longer be independent of the Registrant. KPMG’s reports on the financial statements for the funds that are series of the Registrant (the “Funds”) for the fiscal periods ended September 30, 2019 and September 30, 2020 contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal periods ended September 30, 2019 and September 30, 2020, and during the subsequent interim period through July 30, 2021: (i) there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the subject matter of the disagreements in connection with its reports on the Funds’ financial statements for such periods; and (ii) there were no “reportable events” of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board and the Board approved the selection of Deloitte & Touche LLP (“Deloitte”) as the Funds’ independent registered public accounting firm for the fiscal year ending September 30, 2021 to be effective upon KPMG’s resignation and Deloitte’s acceptance of the engagement which became effective on July 30, 2021. During the Funds’ fiscal periods ended September 30, 2019 and September 30, 2020, and the subsequent interim period through July 30, 2021, neither the Funds, nor anyone on their behalf, consulted with Deloitte on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Funds’ financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of Item 304).

The Registrant has requested that KPMG furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of that letter is filed as an exhibit to this Form N-CSR.

Form N-CSR Item 13(a)(4) Exhibit

November 24, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Calvert Income Fund, Calvert Short Duration Income Fund, Calvert Long-Term Income Fund (currently known as Calvert Core Bond Fund), and Calvert High Yield Bond Fund (collectively the “Funds”), each a series of The Calvert Fund and, under the date of November 20, 2020, we reported on the financial statements of the Funds as of and for the year ended September 30, 2020. On July 30, 2021, we resigned from our appointment as independent public accountant.

We have read the statements made by The Calvert Fund included under Item 13(a)(4) of Form N-CSR dated November 24, 2021, and we agree with such statements, except that we are not in a position to agree or disagree with The Calvert Fund’s statement that Deloitte & Touche LLP was not consulted regarding (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Funds’ financial statements or (ii) any of the matters or events set forth in Item 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP

Form N-CSR Item 13(a)(4) Exhibit

November 24, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for the Calvert Ultra-Short Duration Income Fund (the “Fund”), a series of The Calvert Fund and, under the date of November 20, 2020, we reported on the financial statements of the Fund as of and for the year ended September 30, 2020. On July 30, 2021, we resigned as independent public accountant.

We have read the statements made by The Calvert Fund included under Item 13(a)(4) of Form N-CSR dated November 24, 2021, and we agree with such statements, except that we are not in a position to agree or disagree with The Calvert Fund’s statement that Deloitte & Touche LLP was not consulted regarding (i) the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Fund’s financial statements or (ii) any of the matters or events set forth in Item 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP